SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )
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☑       Definitive Proxy Statement
☐       Definitive Additional Materials
☐       Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
Univest Corporation of Pennsylvania

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
ELECTION OF DIRECTORS AND ALTERNATE DIRECTORS
Compliance with Section 16 (a) of the Securities Exchange Act of 1934
The Board, the Board’s Committees and Their Functions
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE AND DIRECTOR COMPENSATION
DIRECTOR COMPENSATION
CONCLUSION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTIONS EXERCISED AND STOCK VESTING TABLE
PENSION BENEFITS
NONQUALIFIED DEFERRED COMPENSATION
OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS
DIRECTOR COMPENSATION
RELATED PARTY TRANSACTIONS
UNIVEST CORPORATION OF PENNSYLVANIA BOARD COMPENSATION COMMITTEE
COMPENSATION COMMITTEE REPORT
CORPORATE GOVERNANCE DISCLOSURE
CODE OF CONDUCT
NOMINATING AND GOVERNANCE COMMITTEE
PROPOSALS
Proposal 1 — Election of Directors
Proposal 2 — Election of Alternate Directors
SHAREHOLDER PROPOSALS
OTHER BUSINESS

14 North Main Street
P. O. Box 64197
Souderton, Pennsylvania 18964

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 10, 2007

TO THE HOLDERS OF COMMON STOCK:

The Annual Meeting of Shareholders of Univest Corporation of Pennsylvania will be held on Tuesday, April 10, 2007, at 10:45 a.m., in the Univest Building, 14 North Main Street, Souderton, Pennsylvania.

Univest’s Board of Directors recommends a vote:

1.	FOR the election of three Class II directors each for a three-year term expiring in 2010 and until their successors are elected and qualified.

2.	FOR the election of three alternate directors each for a one-year term expiring in 2008 and until their successors are elected and qualified.

Other business, of which none is anticipated, as may properly come before the meeting or any postponements or adjournments thereof will be transacted.

The close of business on February 23, 2007, has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.

The accompanying proxy statement forms a part of this notice.

SEPARATE PROXY CARDS ARE ENCLOSED TO SHAREHOLDERS FOR THE PURPOSE OF VOTING ALL THEIR SHARES OF THE CORPORATION’S COMMON STOCK.

IT IS IMPORTANT THAT EACH SHAREHOLDER EXERCISE HIS/HER RIGHT TO VOTE. Whether or not you plan to attend the meeting, please take a moment now to cast your vote over the Internet or by telephone in accordance with the instructions set forth on the enclosed proxy card, or alternatively, to complete, sign, and date the enclosed proxy card and return it in the postage-paid envelope we have provided in order that your shares will be represented at the meeting. If you attend the meeting, you may vote in person.

By Order of the Board of Directors

WILLIAM S. AICHELE
Chairman

WALLACE H. BIELER
Secretary

March 9, 2007

PROXY STATEMENT

Univest Corporation of Pennsylvania (Univest or Corporation) is a one-bank holding company organized by Union National Bank and Trust Company of Souderton under the Bank Holding Company Act of 1956, as amended. Univest elected to become a Financial Holding Company in 2000 as provided under Title I of the Gramm-Leach-Bliley Act, and is subject to supervision by the Federal Reserve System. The Principal subsidiary of the Corporation is Univest National Bank and Trust Co. (Bank). Union National Bank and Trust Company of Souderton and Pennview Savings Bank (which was a wholly owned subsidiary of the Corporation) were merged together on January 18, 2003 with Union National Bank and Trust Company of Souderton being the surviving entity. Upon the completion of the merger, Union National Bank and Trust Company of Souderton’s name was changed to Univest National Bank and Trust Co.

The accompanying proxy is solicited by the Board of Directors (Board) of Univest Corporation of Pennsylvania, 14 North Main Street, P.O. Box 64197, Souderton, Pennsylvania 18964, for use at the Annual Meeting of Shareholders to be held April 10, 2007, and at any adjournment thereof. Copies of this proxy statement and proxies to vote the Common Stock are being sent to the shareholders on or about March 9, 2007. Any shareholder executing a proxy may revoke it at any time by giving written notice to the Secretary of the Corporation before it is voted. Some of the officers of the Corporation or employees of the Bank and other subsidiary companies or employees of StockTrans, Inc., may solicit proxies personally and by telephone, if deemed necessary. The Corporation will bear the cost of solicitation and will reimburse brokers or other persons holding shares of the Corporation’s voting stock in their names, or in the names of their nominees, for reasonable expense in forwarding proxy cards and proxy statements to beneficial owners of such stock.

The person named in the proxy will vote in accordance with the instructions of the shareholder executing the proxy, or in the absence of any such instruction, for or against on each matter in accordance with the recommendations of the Board set forth in the proxy.

Univest’s Board of Directors recommends a vote:

1.	FOR the election of three Class II directors each for a three-year term expiring in 2010 and until their successors are elected and qualified.

2.	FOR the election of three alternate directors each for a one-year term expiring in 2008 and until their successors are elected and qualified.

The Board has fixed the close of business on February 23, 2007, as the record date for the determination of shareholders entitled to notice and to vote at the Annual Meeting. As of February 23, 2007, there were 14,873,904 issued and 13,010,006 outstanding shares of Common Stock (exclusive of 1,863,898 shares held as treasury stock which will not be voted).

Holders of record of the Corporation’s Common Stock on February 23, 2007 will be entitled to one vote per share on all business of the meeting. The matters of business listed in this proxy will be decided by majority vote of the shares represented at the meeting. Certain other matters, of which none are anticipated to be voted upon at the meeting, may require super majority approval as specified by the amended Articles of Incorporation. The presence in person or by proxy of the holders of the majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the meeting.

As of February 23, 2007, Univest National Bank and Trust Co. held 1,237,979 shares or 9.5% of the Corporation’s outstanding Common Stock in various trust accounts in a fiduciary capacity in its Trust Department. No one trust account has 5% or more of the Corporation’s Common Stock.

A copy of the Annual Report to Shareholders, including financial statements for the year ended December 31, 2006, was mailed on March 9, 2007 to each shareholder of record as of February 23, 2007. The Annual Report is not a part of the proxy soliciting material.

SPECIAL CAUTIONARY NOTICE REGARDING
FORWARD-LOOKING STATEMENTS

The information contained in this Proxy Statement and the documents that have been incorporated herein by reference may contain forward-looking statements. When used or incorporated by reference in disclosure documents, the words “believe,” “anticipate,” “estimate,” “expect,” “project,” “target,” “goal” and similar expressions are intended to identify forward-looking statements within the meaning of section 27A of the Securities Act of 1933. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including those set forth below:

•	Operating, legal and regulatory risks

•	Economic, political and competitive forces impacting various lines of business

•	The risk that our analysis of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful

•	Volatility in interest rates

•	Other risks and uncertainties

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, expected or projected. These forward-looking statements speak only as of the date of the report. Univest expressly disclaims any obligation to publicly release any updates or revisions to reflect any change in the Univest’s expectations with regard to any change in events, conditions or circumstances on which any such statement is based.

ELECTION OF DIRECTORS AND ALTERNATE DIRECTORS

The person named in the accompanying proxy intends to vote to elect as directors the nominees listed below in each case, unless authority to vote for directors is withheld in the proxy. The Bylaws authorize the Board to fix the number of Directors to be elected from time to time. By proper motion, they have established the number at three Class II Directors each to be elected for a three-year term expiring in 2010 and a pool of three Alternate Directors each to be elected for a one-year term expiring in 2008.

The nominating committee has recommended the slate of nominees listed below for election as Class II Directors and Alternate Directors. Management is informed that all the nominees are willing to serve as directors, but if any of them should decline or be unable to serve, the persons named in the proxy will vote for the election of such other person or persons as may be designated by the Board, unless the Board reduces the number of directors in accordance with the Corporation’s Bylaws.

The following information, as of February 23, 2007, is provided with respect to the nominees for election to the Board.

			Director
Name	Age	Business Experience	Since**

Class II (each to be elected for a three-year term expiring 2010):*
James L. Bergey	71	President and Sales Manager, Abram W. Bergey & Sons, Inc. (Floor Coverings)	1984
Charles H. Hoeflich	92	Chairman Emeritus of the Corporation	1962
John U. Young	68	Consultant & Director, Alderfer, Inc. (Meat Processing)	1990

Alternate Directors (each to be elected for a one-year term expiring 2008):*
Margaret K. Zook	61	Executive Director Souderton Mennonite Homes (Retirement Community)	1999
William G. Morral, CPA	60	Financial Consultant; Former CFO, Moyer Packing Company	2002
Mark A. Schlosser	42	President, Schlosser Steel, Inc. (Steel Manufacturing)	2005

The following directors are not subject to election now as they were elected in prior years for terms expiring in future years.

			Director
Name	Age	Business Experience	Since**

Class I (each continuing for a three-year term expiring 2009):
William S. Aichele	56	Chairman, President, and CEO of the Corporation and Chairman and CEO of Univest National Bank and Trust Co.	1990
Norman L. Keller	69	Retired Executive Vice President of the Corporation	1990
Thomas K. Leidy	68	Retired President and CEO, Leidy’s, Inc. (Pork Processing)	1984
Merrill S. Moyer	72	Retired Chairman of the Corporation and Retired Chairman of Univest National Bank and Trust Co.	1984

			Director
Name	Age	Business Experience	Since**

Class III (each continuing for a three-year term expiring 2008):
Marvin A. Anders	67	Retired Chairman of the Corporation and Retired Chairman of Univest National Bank and Trust Co.	1996
R. Lee Delp	60	Principal, R. L. Delp & Company (Business Consulting)	1994
H. Ray Mininger	66	President, H. Mininger & Son, Inc. (General Contractor)	1995
P. Gregory Shelly	61	President, Shelly Enterprises, Inc. (Building Materials)	1985

*	All nominees are now directors or alternate directors respectively.

**	Dates indicate initial year as a director or alternate director of Univest or the Bank.

The following information, as of February 23, 2006, is provided with respect to the Named Executive Officers of the Corporation not serving as a Director of the Board.

			Current
			Position
Name	Age	Current Primary Positions	Since

Wallace H. Bieler	61	Senior Executive Vice President, Chief Financial Officer, Chief Operation Officer, and Corporate Secretary of Univest Corporation and Chief Financial Officer and Corporate Secretary of Univest National Bank and Trust Co.	2005
K. Leon Moyer	57	Senior Executive Vice President of Univest Corporation and President and Chief Operating Officer of Univest National Bank and Trust Co.	2005
Richard R. Swartley	60	Executive Vice President of Univest Corporation	2004
Kenneth H. Hochstetler	45	Executive Vice President of Univest Corporation; President of Univest Investments; and President of Univest Insurance	2004

Beneficial Ownership of Directors and Officers

	Shares of
	Common Stock	Percent of
	Beneficially	Outstanding
Name	Owned at 2/23/07*	Shares

William S. Aichele(1)	139,582	1.07%
Marvin A. Anders(2)	112,800	**
Wallace H. Bieler(3)	64,987	**
James L. Bergey(4)	29,245	**
R. Lee Delp	8,539	**
Charles H. Hoeflich	217,377	1.67%
Norman L. Keller(5)	81,076	**
Thomas K. Leidy(6)	113,972	**
H. Ray Mininger(7)	28,867	**
William G. Morral(8)	28,082	**
K. Leon Moyer(9)	50,624	**
Merrill S. Moyer(10)	134,545	1.03%
Mark A. Schlosser(11)	12,996	**
P. Gregory Shelly (12)	106,019	**
John U. Young	17,107	**
Margaret K. Zook	997	**
Richard R. Swartley(13)	23,052	**
Kenneth H. Hochstetler(14)	12,999	**
All Directors and Executive Officers as a Group (18 persons)	1,182,866	9.09%

*	The shares “Beneficially owned” may include shares owned by or for, among others, the spouse and/or minor children of the individuals and any other relative who has the same home as such individual, as well as other shares as to which the individual has or shared voting or investment power. Beneficial ownership may be disclaimed as to certain of the securities. No securities are pledged as collateral or security.

**	Beneficially owns less than 1% of the outstanding shares of the Common Stock of Univest.

(1)	Includes 7,724 shares in the Univest Deferred Salary Savings Plan of which Mr. Aichele has a pecuniary interest in. He disclaims beneficial ownership of these shares. Also included are 65,060 shares which may be acquired by the exercise of vested stock options.

(2)	Includes 36,301 shares owned by a member of Mr. Ander’s family. He disclaims beneficial ownership of these shares.

(3)	Includes 22,300 shares which may be acquired by the exercise of vested stock options.

(4)	Includes 1,851 shares owned by a member of Mr. Bergey’s family. He disclaims beneficial ownership of these shares.

(5)	Includes 45,574 shares owned by members of Mr. Keller’s family. He disclaims beneficial ownership of these shares.

(6)	Includes 9,298 shares owned by a member of Mr. Leidy’s family, and 19,176 shares over which he shares voting and/or investment power. He disclaims beneficial ownership of these shares.

(7)	Includes 11,165 shares over which Mr. Mininger shares voting and/or investment power. He disclaims beneficial ownership of these shares.

(8)	Includes 2,013 shares owned by members of Mr. Morral’s family, and 2,746 shares over which he shares voting and/or investment power. He disclaims beneficial ownership of these shares.

(9)	Includes 6,738 shares owned by members of Mr. Moyer’s family. He disclaims beneficial ownership of these shares. Also included are 21,057 shares which may be acquired by the exercise of vested stock options.

(10)	Includes 62,842 shares owned by a member of Mr. Moyer’s family. He disclaims beneficial ownership of these shares.

(11)	Includes 9,233 shares over which Mr. Schlosser shares voting and/or investment power and 843 shares owned by a member of his family. He disclaims beneficial interest of these shares.

(12)	Includes 38,574 shares owned by members of Mr. Shelly’s family. He disclaims beneficial ownership of these shares.

(13)	Includes 10,063 shares which may be acquired by the exercise of vested stock options.

(14)	Includes 8,526 shares which may be acquired by the exercise of vested stock options.

Compliance with Section 16 (a) of the Securities Exchange Act of 1934

Section 16 (a) of the Securities Exchange Act of 1934 requires the Corporation’s directors and executive officers, and persons who own more than ten percent of a registered class of the Corporation’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Corporation. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16 (a) forms they file.

To the Corporation’s knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required during the fiscal year ended December 31, 2006, all Section 16 (a) reports by its officers, directors and greater than ten percent beneficial owners were timely filed except reports filed by: William G. Morral (Indirect for Emmanuel Lutheran Church Endowment Account) for the disposal of 2,025 shares of Common Stock of the Corporation on March 27, 2006; and, H. Ray Mininger (Indirect for the H. Ray Mininger Irrevocable Family Trust) for the disposal of 5 shares of Common Stock of the Corporation on April 18, 2006.

The Board, the Board’s Committees and Their Functions

Univest’s Board met ten (10) times during 2006. All of the directors attended at least 75% of the meetings of the Board and of the committees of which they were members. All directors are encouraged to attend the annual meeting of Shareholders. In 2006, all Directors were present at the annual shareholder’s meeting. The Board has established a number of committees, including the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, each of which is described below.

All shareholder correspondence to the Board may be sent to the Corporation and will be forwarded to the appropriate Board member or committee chair. To contact any Board members or committee chairs, please mail your correspondence to:

Univest Corporation
Attention (Board Member’s name)
Office the Corporate Secretary
14 N. Main Street
P.O. Box 64197
Souderton, PA 18964

Board of Director Committees

Nominating
	Corporate			and
Board Member	Board	Audit	Compensation	Governance	Independent*

William S. Aichele	Chairman	—	—	—	—
Marvin A. Anders	X	—	—	—	—
James L. Bergey	X	—	X	X	X
R. Lee Delp	X	—	X	X	X
Charles H. Hoeflich	X	—	Chairman	X	X
Norman L. Keller	X	X	—	—	X
Thomas K. Leidy	X	—	X	X	X
H. Ray Mininger	X	—	—	—	—
Merrill S. Moyer	X	Chairman	X	Chairman	X
P. Gregory Shelly	X	X	—	—	X
John U. Young	X	X	—	—	X

*	Director meets the independence requirements as defined in the listing standards of the NASDAQ Stock Market and SEC regulations.

Audit Committee

The audit committee’s responsibilities include: annual review of and recommendation to the Board for the selection of the Corporation’s independent registered public accounting firm, review with the internal auditors and independent registered public accounting firm the overall scope and plans for the respective audits as well as the results of such audits, and review with management and the internal auditors and independent registered public accounting firm the effectiveness of accounting and financial controls, and interim and annual financial reports. All of the members of the audit committee are independent as defined in the listing standards of the NASDAQ Stock Market and SEC regulations.

The Board has determined that Merrill S. Moyer, Chairman of the Audit Committee, meets the requirements adopted by the Securities and Exchange Commission and the NASDAQ Stock Market for qualification as an audit committee financial expert. Mr. Moyer has past employment experience with the Corporation as a Chief Executive Officer, including active supervision of the Chief Financial Officer and other senior financial officers, providing him with a high level of financial sophistication, as well as a comprehensive knowledge of internal controls and audit committee functions. He has served as Chairman of the Audit Committee since 1999. An audit committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity or accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

The identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than those that are imposed on such person as a member of the Audit Committee and the Board in the absence of such identification. Moreover, the identification of a person as an audit committee financial expert for purposes of the regulations of the Securities and Exchange Commission does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. Additionally, a person who is determined to be an audit committee financial expert will not be deemed an “expert” for purposes of Section 11 of the Securities Act of 1933.

The Board approved an updated Audit Committee Charter in March 2006. At the February 2007 meeting of the Audit Committee, the Committee re-approved the Audit and Non-Audit Services Pre-Approval Policy. Copies of these documents may be found on Univest Corporation Web Site: www.univest.net in the “INVESTORS” section under Governance Documents.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (Committee) met seven (7) times in 2006. The Committee has reviewed and discussed the audited consolidated financial statements of the Corporation for the year ended December 31, 2006, with the Corporation’s management. The Committee has discussed with KPMG LLP (KPMG), the Corporation’s independent registered public accounting firm for the fiscal year ended December 31, 2006, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented.

The Committee has also received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Committee has discussed the independence of KPMG with that firm.

Based on the Committee’s review and discussions noted above, the Committee recommended to the Board that the Corporation’s audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

UNIVEST AUDIT COMMITTEE:

Merrill S. Moyer, Chairman
Norman L. Keller
P. Gregory Shelly
John U. Young

Appointment of Independent Registered Public Accounting Firm for 2007

On November 21, 2006, Univest retained KPMG LLP (KPMG) as its independent registered public accounting firm for the fiscal year ending December 31, 2007. The selection of the independent registered public accounting firm was recommended and approved by the Audit Committee.

Prior to 2004, shareholder ratification of the selection of the independent registered public accounting firm for the Corporation was requested at the annual shareholder meeting. In the spirit of the new corporate governance requirements of the Sarbanes-Oxley Act of 2002, and Section 10A — (m)(2) of the Securities Exchange Act of 1934, as amended, which states — “The audit committee of each issuer, in its capacity as a committee of the board of directors, shall be directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by the issuer (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm shall report directly to the audit committee” — the Audit Committee, with the approval of the Board, has determined that a ratification vote would inhibit the committee’s ability to make timely decisions with respect to the appointment and/or dismissal of the independent registered public accounting firm and has therefore recommended removal of the ratification vote from the proxy process.

A representative from KPMG, as independent registered public accounting firm for the current fiscal year, is expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following table presents fees for professional services rendered by KPMG for the integrated audit, including an audit of the Corporation’s annual financial statements and internal controls over financial reporting, and fees billed for other services rendered by KPMG:

	2006	2005

Audit Fees	$342,158	$345,793
Audit Related Fees(1)	68,943	42,962
Tax Fees(2)	71,197	25,750
Other Fees	-0-	-0-

(1)	Includes audit of benefit plans, FOCUS report audit and student loan agreed upon procedures; 100% of these fees were approved pursuant to the Audit Committee’s pre-approval policy and procedures.

(2)	Includes preparation of federal and state tax returns and tax compliance issues; 100% of these fees were approved pursuant to the Audit Committee’s pre-approval policy and procedures.

EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The principal objective of the Corporation is to maximize shareholder value through the development and enhancement of the Corporation’s business operations. To further that objective, the Corporation’s executive compensation program is designed to:

•	Attract and retain quality talent, which is critical to both the short-term and long-term success of the Corporation.

•	Support strategic performance objectives through the use of compensation programs.

•	Support the Corporation’s management development and succession plans.

•	Create a mutuality of interest between executive officers and shareholders through compensation structures that share the rewards and risks of strategic decision-making.

•	Require executives to acquire substantial levels of ownership of Corporation stock in order to better align the executives’ interests with those of the shareholders through a variety of plans.

•	Ensure, to the extent possible, that compensation has been and will continue to be tax deductible.

An executive’s total compensation is composed of three primary components: base salary compensation, annual incentive compensation, and long-term incentive compensation. Each component is based on individual and group performance factors, which are measured objectively and subjectively by the Compensation Committee.

EXECUTIVE COMPENSATION

BASE SALARY COMPENSATION

The Compensation Committee’s approach is to offer competitive salaries in comparison with market practices. The Committee annually examines market compensation levels and trends observed in the labor market. For its purposes, the Compensation Committee has defined the labor markets as the pool of executives who are currently employed in similar positions in companies with similar asset size, with special emphasis placed on salaries paid by companies that constitute the banking industry. Market information is used as a frame of reference for annual salary adjustments and starting salaries.

The Compensation Committee makes salary decisions in a structured annual review. The Compensation Committee considers decision-making responsibilities, experience, work performance and achievement of key goals, and team-building skills of each position as the most important measurement factors in its annual reviews. To help quantify these measures, the committee has, from time to time, enlisted the assistance of independent compensation consultants.

Compensation for Group Life Insurance premiums, hospitalization and medical plans, and other personal benefits are provided to all full-time employees and part-time employees averaging a certain number of hours and do not discriminate in favor of officers of the Corporation or its subsidiaries.

ANNUAL INCENTIVES

Univest established a non-equity annual incentive plan to reward executive officers for accomplishing annual financial objectives. The weighted financial measures and related targets for the plan are set forth in the preceding fiscal year by the Compensation Committee. For executive officers, other than the CEO, consideration is given to the overall corporate performance and performance of the specific areas of the Corporation under a participant’s direct control. This balance supports the accomplishment of overall objectives and rewards individual contributions by the executive officers. Individual annual bonus level targets are consistent with market practices for positions with comparable decision-making responsibilities. For the year-ended December 31, 2006, based on projected levels of net income increases over the prior year, the threshold was set at a 40% payout, the target was established at a 100% payout and a maximum was established at 145% payout; if net income growth is less than the established threshold amount, there is no payout. The threshold for net income growth was not achieved for the year-ended December 31, 2006; therefore there were no annual incentive plan payouts.

LONG-TERM INCENTIVES

Stock-Based Compensation

At the Annual Meeting in 2003, the shareholders approved the Univest 2003 Long-Term Incentive Plan. This plan replaced the 1993 Univest Long-Term Incentive Plan. The purpose of the plan is to enable employees of the Corporation to: (i) own shares of stock in the Corporation, (ii) participate in the shareholder value which has been created, (iii) have a mutuality of interest with other shareholders and (iv) enable the Corporation to attract, retain and motivate key employees of particular merit.

Participation in the 2003 Long-Term Incentive Plan is determined by the Compensation Committee. The plan authorizes the committee to grant both stock and/or cash-based awards through incentive and non-qualified stock options, stock appreciation rights, restricted stock, and/or long-term performance awards to participants. With respect to these grants, 1,500,000 shares were set aside for these long-term incentives. At the time of an award grant, the Committee will determine the type of award to be made and the specific conditions upon which an award will be granted (i.e. term, vesting, performance criteria, etc.). The terms of the awards will be based on what the Compensation Committee determines is the most effective performance compensation approach to meet Univest’s strategic needs. Historically, the Compensation Committee has only granted stock options and only made grants to employees who held officer levels of vice president and above. Awards are typically granted on the last business day of the fiscal year. When the threshold amounts established under the annual incentive non-equity plan are determined to be unachievable, the Committee will not typically grant stock options under the 2003 Long-term Incentive Plan. Therefore, there were no awards granted to the named executive offices in 2006.

Upon a change in control: any stock appreciation rights outstanding for at least six months and any stock options awarded which have been held for at least six months shall become fully vested and exercisable; restrictions applicable to any restricted stock award shall lapse and such shares shall be deemed fully vested; the value of all outstanding stock options, stock appreciation rights and restricted stock awards shall be cashed out on the basis of the change in control price; and any outstanding long-term performance awards shall be vested and paid out based on the prorated target results for the performance periods in question.

Post-Retirement Plans

Univest provides a qualified pension plan to all employees and non-qualified pension plans for certain executive officers. The Defined Benefit Pension Plan (DBPP) is a nondiscriminatory retirement plan which qualifies under the Internal Revenue Code. The DBPP is a noncontributory defined benefit retirement plan covering substantially all employees of the Corporation and its wholly owned subsidiaries. In order to be eligible for the DBPP, employees must complete one year of service (defined as working more than 1,000 hours) and attain age 21. The DBPP is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA.) The DBPP is administered by a Pension Committee appointed by the board of directors of the Corporation. The Pension Committee has appointed Univest National Bank and Trust Co., a wholly owned subsidiary of the Corporation, as trustee of the DBPP. Employer contributions are based on amounts required to be funded under the provisions of ERISA. No contributions are required or permitted by the participants.

The normal retirement date is the first day of the month in which the participant’s 65th birthday occurs and he/she has completed five years of credited service. The normal annual retirement benefit amount is 1.5% of average earnings for each year of credited service up to 20 years plus 0.5% of average earnings for each year of credited service in excess of 20, plus 0.25% of average earnings in excess of the average Social Security wage base for each year of credited service up to 35 years.

Each participant who has at least 10 years of service and who has attained age 55 may elect to retire early within the 10-year period immediately prior to his normal retirement age. These participants who elect and qualify for early retirement are considered fully vested by the DBPP. The early retirement benefit is based on credited service and average earnings at early retirement date without reduction on the date when the participant’s age plus years of service equal 85, but not before age 62 or after age 65. Benefits are reduced from that retirement date by 6% per year for the first five years and 4% per year thereafter to age 55.

Participants are not vested until they have completed five years of service, at which time they become fully vested in the DBPP. Participants may elect to receive pension benefits in the form of a joint and survivor annuity, a life annuity, or a lump-sum payment.

A vested participant who dies before the annuity starting date and who has a surviving spouse shall have his death benefit paid to his surviving spouse in the form of a pre-retirement survivor annuity and may have his death benefit distributed to his beneficiaries within five years after his death.

While the Corporation has not expressed any intent to do so, the DBPP may be discontinued at any time, subject to the provisions of ERISA. In the event such discontinuance results in termination of the DBPP, the DBPP provides that the net assets of the plan shall be allocated among the participants in the order provided for in ERISA. To the extent there are unfunded vested benefits other than benefits becoming vested by virtue of termination of the DBPP, ERISA provides that such benefits are payable to participants by the Pension Benefit Guaranty Corporation (PBGC) up to specified limitations.

Should the DBPP terminate at some future time, its assets generally will not be available on a pro rata basis to provide participants’ benefits. Whether a particular participant’s accumulated plan benefits will be paid depends on both the priority of those benefits and the level of benefits guaranteed by the PBGC at that time. Some benefits may be fully or partially provided for by the then-existing assets and the PBGC guaranty while other benefits may not be provided for at all.

The non-qualified plans include a Supplemental Retirement Plan and a Supplemental Non-Qualified Pension Plan inclusive of a Medical Reimbursement Plan and Split-Dollar Life Insurance. These non-qualified plans generally provide an additional retirement benefit paid to the employee beginning at age 65 for a term between 10 and 15 years, plus death benefits. An employee, upon attaining the age of 60, may elect early retirement and be entitled to receive this benefit based upon the employee’s accrual balance as of the early retirement date.

The Supplemental Retirement Plan (SERP) was established in 1994 for employees whose date of hire was prior to January 1, 1994, were a current participant in the qualified pension plan for at least five years and whose benefit under the qualified pension plan was affected by the changes made to the Internal Revenue Code Section 401(a)(17) as enacted in the Omnibus Budget Reconciliation Act of 1993. The SERP establishes a payment to the participant that equates to the difference between: the payment amount of the qualified plan retirement benefit to which the participant would have been entitled under the qualified plan if such benefit were computed subject to Code Section 401(a)(17) as in effect prior to the effective date of the Omnibus Budget Reconciliation Act of 1993; and the amount of the qualified plan retirement benefit actually payable to the participant. Under a change in control, no termination of the SERP shall directly or indirectly deprive any current or former participant or surviving spouse of all or any portion of the SERP benefit of which has commenced prior to the effective date of such change in control.

The Supplemental Non-Qualified Pension Plan (SNQPP) was established in 1981 for employees who have served for several years, with ability and distinction, in one of the primary policy-making senior level positions at Univest, with the understanding that the future growth and continued success of Univest’s business may well reflect the continued services to be rendered by these employees and Univest’s desire to be reasonably assured that these employees will continue to serve and realizing that if these employees would enter into competition with Univest, it would suffer severe financial loss. The SNQPP was established prior to the existence of a 401K Deferred Savings Plan, the Employee Stock Purchase Plan and the Long-Term Incentive Plans and therefore is not actively offered to new participants. At the age of 65 years, covered employees will receive annual payments equivalent to fifty percent of their annual salary at their retirement date, adjusted annually thereafter by a percentage of the change in the Consumer Price Index (CPI). Between the ages of 60 and 65, covered employees may choose early retirement and receive payments under the SNQPP based on the employee’s accrual balance, adjusted annually thereafter by a percentage of the change in the CPI. The benefit period is a maximum of fifteen years. Benefits will continue to be paid to the employee’s beneficiary upon employee’s death for the remainder of the benefit period. Payments under the SNQPP are capped each year and adjusted annually by a percentage of the change in the CPI. In 2006 the maximum benefit payable was $105 thousand. Upon a change in control, the covered employee is entitled to a lump sum benefit equal to the present value of his accrued balance using the ten-year Treasury yield. Upon a change in control where Univest is not the surviving company, the SNQPP is not automatically terminated and the obligations under the SNQPP become the obligations of the surviving company. The SNQPP contains a non-compete clause under which payments will be forfeited by those covered retirees and employees who compete with Univest.

The SNQPP also includes a Medical Reimbursement Plan providing covered employees, who maintain a medical insurance policy during retirement, reimbursements for uncovered medical expenses up to $5,000 per annum during the benefit period.

During 2000, Univest purchased BOLI to offset the funding needs of future obligations under these non-qualified pension plans. The SNQPP includes a Split-Dollar Agreement which provides the covered employee’s beneficiary a fixed dollar amount of the death proceeds under the BOLI. The fixed dollar amounts payable range between $100 thousand and $250 thousand

Income tax regulations require the inclusion of nonqualified deferred compensation benefits as wages for Social Security and Medicare tax purposes. The non-qualified plan benefits and vesting provisions are reviewed annually, the covered employees’ Social Security and Medicare wages reflect includable nonqualified deferred compensation, and appropriate taxes are withheld.

On an optional basis, all officers and employees who have attained the age of 21 and have completed one month of continuous service may participate the Deferred Salary Savings Plan (DSSP). In the year 2007, participants may defer from up to a maximum of $15,000 if under age 50 and $20,000 if over age 50. Employees can begin contributing to the DSSP after one month of employment. After employees complete 6 months of service, the Corporation or its subsidiaries will make a matching contribution of 50% of the first 6% of the participant’s salary. All contributions are invested via a trust. The Corporation’s matching contributions for 2006, amounting to $440,000, are vested at 50% at the end of two years, 75% at the end of three years, and 100% at the end of four years. Benefit payments normally are made in connection with a participant’s retirement. The DSSP permits early withdrawal of the money under certain circumstances. Under current Internal Revenue Service regulations, the amount contributed to the plan and the earnings on those contributions are not subject to Federal income tax until they are withdrawn from the plan.

OTHER PERQUISITES

Certain named executive officers receive expense allowances, a car allowance and/or country club membership dues. These perquisites are determined by the Compensation Committee under the same methodologies for and in conjunction with base salary compensation. Univest also provides certain named executive officers with personal tax preparation services, these services are provided by a Certified Public Accounting firm other than Univest’s Independent Auditor’s KPMG, LLP.

FUTURE COMPENSATION DETERMINATION

The Committee will continue to reassess Univest’s executive compensation program in order to ensure that it promotes the long-term objectives of Univest, encourages growth in shareholder value, provides the opportunity for management investment in the Corporation, and attracts and retains top-level executives who will manage strategically in 2007 and beyond.

TAX CONSIDERATIONS

Internal Revenue Code Section 162(m) imposes a limitation on the deduction for certain executive officers’ compensation unless certain requirements are met. The Corporation and the Compensation Committee have carefully considered the impact of these tax laws and have taken certain actions intended to preserve the Corporation’s tax deduction with respect to any affected compensation.

DIRECTOR COMPENSATION

Each non-employee Director or Alternate Director is paid an annual retainer fee of $10,000. Each non-employee Director receives a fee of $800 for each Board Meeting of Univest Corporation of Pennsylvania or Univest National Bank and Trust Co. which he/she attends. Each Alternate Director receives a “consultant fee” of $800 for each Board meeting of Univest Corporation of Pennsylvania or Univest National Bank and Trust Co. which he/she attends. Only one fee is paid to the Director or Alternate Director if these Boards meet on a concurrent basis. Non-employee Directors or Alternate Directors who attend committee meetings of the Board receive a fee or “consultant fee” ranging from $450 to $750 for each meeting attended.

The Corporation offers a Director Fee Deferral Plan under which the directors can voluntarily contribute all or a portion of their director fees. These deferred fees accumulate value either based on Univest National Bank and Trust Company’s average cost of total time and purchased funds or the Corporation’s stock index, as elected by the director. The deferred fees remain the property of the Corporation until it is contractually obligated to pay such fees to the director upon termination, death or a change in election.

Certain directors who were formerly employed by Univest continue to receive retirement benefits under the qualified pension plan and nonqualified pension plans. Under the 1993 Univest Long-Term Incentive Plan and the Univest 2003 Long-Term Incentive Plan, optionees may exercise their vested stock options up to two years after their retirement date. Benefits under these retirement and stock-based compensation plans were incentives for continued employment as executive officers for Univest and not compensation to such individuals to serve as directors for Univest. None of these directors served in the capacity of a principal or named executive officer during 2006. Therefore, these amounts are not reflected in the Director Compensation table.

CONCLUSION

Through the programs described above, a significant portion of the Corporation’s executive compensation is linked directly to individual and corporate performance and growth in shareholder value. The Committee intends to continue the policy of linking executive compensation to individual and corporate performance and growth in shareholder value, recognizing that the business cycle from time to time may result in an imbalance for a particular period.

The following tables set forth for the fiscal year ending December 31, 2006, the compensation which the Corporation and its subsidiaries paid to its principal executive officer, principal financial officer and three other named executive officers:

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
							Non-qualified
						Non-Equity	Deferred
				Stock	Option	Incentive plan	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

William S. Aichele	2006	$382,000	$-0-	$-0-	$79,542	$-0-	$212,424	$31,855	$705,821
Chairman, President, and CEO of Univest Corporation and Chairman and CEO of Univest National Bank
Wallace H. Bieler	2006	220,000	-0-	-0-	30,078	-0-	255,022	17,992	523,092
Senior Executive Vice President, COO, CFO and Corporate Secretary of Univest Corporation and Senior Executive Vice President, CFO and Corporate Secretary of Univest National Bank
K. Leon Moyer	2006	235,000	-0-	-0-	28,644	-0-	204,210	18,111	485,965
Senior Executive Vice President of Univest Corporation and President and COO of Univest National Bank
Richard R. Swartley	2006	132,750	-0-	-0-	12,989	-0-	51,998	10,772	208,509
Executive Vice President of Univest Corporation
Kenneth H. Hochstetler	2006	124,800	-0-	-0-	11,047	-0-	17,351	9,748	162,946
Executive Vice President of Univest Corporation; President of Univest Investments; and President of Univest Insurance

(f)	Represents the fair value expense to Univest accrued for stock options vesting during 2006 in accordance with Statement of Financial Accounting Standards No. 123R (SFAS 123R.) Assumptions used in calculating the SFAS 123R expense on these stock options are set forth in Note 10 to the Financial Statements included in Univest’s Form 10-K for the year ended December 31, 2006.

(i)	Includes Deferred Salary Savings Plan (401(k)) company matching contributions, life insurance premiums, car allowance, expense allowance, personal tax preparation services, and country club membership dues.

GRANTS OF PLAN-BASED AWARDS

								All Other	All Other
								Stock	Option
		Estimated Possible						Awards:	Awards:
		Future Payouts Under			Estimated Future Payouts Under			Number of	Number of	Exercise or
		Non-equity Incentive Plan			Equity Incentive Plan			Shares of	Securities	Base Price
	Grant	Awards(a)			Awards			Stock or	Underlying	of Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards

		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Share)

William S. Aichele	N/A	$79,000	$197,500	$301,188	N/A	N/A	N/A	N/A	N/A	N/A
Wallace H. Bieler	N/A	32,200	80,500	122,763	N/A	N/A	N/A	N/A	N/A	N/A
K. Leon Moyer	N/A	34,440	86,100	131,303	N/A	N/A	N/A	N/A	N/A	N/A
Richard R. Swartley	N/A	13,675	34,188	52,136	N/A	N/A	N/A	N/A	N/A	N/A
Kenneth H. Hochstetler	N/A	15,000	37,500	57,188	N/A	N/A	N/A	N/A	N/A	N/A

(a)	Amounts shown are based on net income growth projections for the year-ended December 31, 2007: the threshold is set at a 40.00% payout; the target is established at a 100.00% payout; and a maximum is established at a 152.50% payout. If the threshold growth of net income is not achieved, there will be no payout for 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

						Stock Awards
									Equity
									Incentive
									Plan Awards:
	Option Awards							Equity	Market or
			Equity					Incentive Plan	Payout
			Incentive					Awards:	Value of
			Plan Awards:					Number of	Unearned
	Number of	Number of	Number of			Number of	Market Value	Unearned	Shares,
	Securities	Securities	Securities			Shares or	of Shares or	Shares, Units	Units or
	Underlying	Underlying	Underlying			Units of	Units of	or Other	Other
	Unexercised	Unexercised	Unexercised	Option	Option	Stock that	Stock that	Rights that	Rights that
	Options (#)	Options (#)	Unearned	Exercise	Expiration	have not	have not	have not	have not
Name	Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	Vested (#)	Vested (#)	Vested ($)

William S. Aichele(a)	25,312	-0-	-0-	$18.85	12/31/07	N/A	N/A	N/A	N/A
	26,249	-0-	-0-	21.62	12/31/08
	13,499	-0-	6,750	28.27	12/31/13
	-0-	-0-	15,000	24.27	12/31/15
Wallace H. Bieler(a)	9,374	-0-	-0-	$18.85	12/31/07	N/A	N/A	N/A	N/A
	8,624	-0-	-0-	21.62	12/31/08
	4,302	-0-	2,148	28.27	12/31/13
	-0-	-0-	7,500	24.27	12/31/15
K. Leon Moyer(a)	9,374	-0-	-0-	$18.85	12/31/07	N/A	N/A	N/A	N/A
	7,687	-0-	-0-	21.62	12/31/08
	3,996	-0-	2,004	28.27	12/31/13
	-0-	-0-	7,500	24.27	12/31/15
Richard R. Swartley	4,125	-0-	-0-	$18.85	12/31/07	N/A	N/A	N/A	N/A
	3,937	-0-	-0-	21.62	12/31/08
	2,001	-0-	999	28.27	12/31/13
	-0-	-0-	3,000	24.27	12/31/15
Kenneth H. Hochstetler	4,125	-0-	-0-	$18.85	12/31/07	N/A	N/A	N/A	N/A
	3,000	-0-	-0-	21.62	12/31/08
	1,401	-0-	699	28.27	12/31/13
	-0-	-0-	3,000	24.27	12/31/15

(a)	Includes both non-qualified and incentive stock options.

OPTIONS EXERCISED AND STOCK VESTING TABLE

	Options Awards(a)		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized(b)	Acquired	Realized on
Name	Exercise	on Exercise	on Vesting	Vesting

	(#)	($)	(#)	($)

William S. Aichele	25,312	$438,234	N/A	N/A
Wallace H. Bieler	8,374	148,038	N/A	N/A
K. Leon Moyer	9,374	164,050	N/A	N/A
Richard R. Swartley	2,437	43,265	N/A	N/A
Kenneth H. Hochstetler	2,437	44,240	N/A	N/A

(a)	The Corporation has a stock-for-stock-option exchange (or cashless exercise) program in place, whereby optionees can exchange the value of the spread of in-the-money options for Corporation stock having an equivalent value. This exchange allows the executives to exercise their options on a net basis without having to pay the exercise price in cash. However, it will result in the executives acquiring fewer shares than the number of options exercised. Mr. Aichele, Mr. Bieler, Mr. Moyer and Mr. Hochstetler utilized this program in 2006.

(b)	“Value Realized” is calculated by subtracting the exercise price from the Fair Market Value as of exercise date. Fair Market Value is calculated as the mean of the closing bid and asked prices of the Corporation’s common stock as reported by the NASDAQ Stock Market.

PENSION BENEFITS

		Number of	Present	Payments
		Years	Value of	During
		Credited	Accumulated	Last Fiscal
Name	Plan Name	Service	Benefit	Year

		(#)	($)(a)	($)

William S. Aichele	Defined Benefit Pension Plan	35.05	$588,907	$-0-
	Supplemental Retirement Plan	35.05	463,964	-0-
	Supplemental Non-Qualified Pension Plan	—	573,251	-0-

Wallace H. Bieler	Defined Benefit Pension Plan	40.23	805,661	-0-
	Supplemental Retirement Plan	40.23	8,321	-0-
	Supplemental Non-Qualified Pension Plan	—	771,757	-0-

K. Leon Moyer	Defined Benefit Pension Plan	35.95	588,879	-0-
	Supplemental Retirement Plan	35.95	25,965	-0-
	Supplemental Non-Qualified Pension Plan	—	551,344	-0-

Richard R. Swartley	Defined Benefit Pension Plan	35.16	438,633	-0-
	Supplemental Retirement Plan	N/A	N/A	N/A
	Supplemental Non-Qualified Pension Plan	N/A	N/A	N/A

Kenneth H. Hochstetler	Defined Benefit Pension Plan	15.00	86,889	-0-
	Supplemental Retirement Plan	N/A	N/A	N/A
	Supplemental Non-Qualified Pension Plan	N/A	N/A	N/A

(a)	Univest’s pension plans are described in the Compensation Discussion and Analysis under the heading “Post-Retirement Plans.” Assumptions used in calculating the present value of the accumulated benefit are set forth in Note 9 to the Financial Statements included in Univest’s Form 10-K for the year ended December 31, 2006.

NONQUALIFIED DEFERRED COMPENSATION

Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance at
	Contributions	Contributions	Earnings	Withdrawals/	December 31,
Name	in 2006	in 2006	in 2006	Distributions	2006

	($)	($)	($)	($)	($)

William S. Aichele	$-0-	$-0-	$-0-	$-0-	$-0-
Wallace H. Bieler	-0-	-0-	-0-	-0-	-0-
K. Leon Moyer	-0-	-0-	-0-	-0-	-0-
Richard R. Swartley	-0-	-0-	-0-	-0-	-0-
Kenneth H. Hochstetler	-0-	-0-	-0-	-0-	-0-

Univest does not currently have any non-qualified contributory deferred compensation plans available to the named executive officers.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

Certain triggering events could potentially affect the amounts of compensation reported in the above tables. Triggering events would include retirement, early-retirement, termination by reason of disability, death or cause, or a change in control of the Corporation. None of the named executive officers in the tables above has an individual change in control or employment agreement, but provisions for these triggering events are addressed within the 1993 and 2003 Long-term Incentive Plans, the Defined Benefit Pension Plan (DBPP), the Supplemental Retirement Plan (SERP) and the Supplemental Non-Qualified Pension Plan (SNQPP).

1993 and 2003 Long-Term Incentive Plan

Stock options have been historically only been granted to officers of Univest and its subsidiaries who held an equivalent position of vice president or higher. Upon a change in control, these stock options awarded which have been held for at least six months shall become fully vested. Upon retirement, early-retirement or termination by reason of disability, the Compensation Committee may elect to accelerate the vesting period to allow all stock option awards to become fully vested and exercisable up to a period of two years after the date of such retirement, early-retirement or disability date. Upon termination by death, the Compensation Committee may elect to accelerate the vesting period to allow all stock option awards to become fully vested, and exercisable by the legal representative of such employee’s estate or legatee of such employees’ will for a period of one year from the date of death. There are no acceleration provisions for the willful termination of employment or termination of employment for cause. Upon the willful termination of employment, the optionee would have the lesser of three-months or the remaining term to exercise any vested stock options. Upon termination of employment for cause, all vested and unvested stock options will immediately terminate.

The following table demonstrates the impact under different triggering events if such event occurred on December 31, 2006:

	Option Awards
		Number of		Aggregate
		Options that could	Average Option	Intrinsic
		be Accelerated	Exercise Price	Value of
		and Become	of Accelerated	Accelerated	Expiration
Name	Triggering Event	Exercisable	Options	Options	Date

		(#)	($)	($)

William S. Aichele	Retirement, Early-retirement or Termination due to Disability	21,750	$25.51	$108,090	12/31/08
	Termination by Death	21,750	25.51	108,090	12/31/07
	Change in Control	21,750	25.51	108,090	3/31/07
Wallace H. Bieler	Retirement, Early-retirement or Termination due to Disability	9,648	25.16	51,329	12/31/08
	Termination by Death	9,648	25.16	51,329	12/31/07
	Change in Control	9,648	25.16	51,329	3/31/07
K. Leon Moyer	Retirement, Early-retirement or Termination due to Disability	9,504	25.11	51,010	12/31/08
	Termination by Death	9,504	25.11	51,010	12/31/07
	Change in Control	9,504	25.11	51,010	3/31/07
Richard R. Swartley	Retirement, Early-retirement or Termination due to Disability	3,999	25.27	20,841	12/31/08
	Termination by Death	3,999	25.27	20,841	12/31/07
	Change in Control	3,999	25.27	20,841	3/31/07
Kenneth H. Hochstetler	Retirement, Early-retirement or Termination due to Disability	3,699	25.03	20,177	12/31/08
	Termination by Death	3,699	25.03	20,177	12/31/07
	Change in Control	3,699	25.03	20,177	3/31/07

Defined Benefit Pension Plan (DBPP)

Each participant who has at least 10 years of service and who has attained age 55 may elect to retire early within the 10-year period immediately prior to his normal retirement age. These participants who elect and qualify for early retirement are considered fully vested by the DBPP. The early retirement benefit is based on credited service and average earnings at early retirement date without reduction on the date when the participant’s age plus years of service equal 85, but not before age 62 or after age 65. Benefits are reduced from that retirement date by 6% per year for the first five years and 4% per year thereafter to age 55. A vested participant who dies before the annuity starting date and who has a surviving spouse shall have his death benefit paid to his surviving spouse in the form of a pre-retirement survivor annuity and may have his death benefit distributed to his beneficiaries within five years after his death. None of the triggering events would impact the vested balance of a named executive officer’s benefit under the DBPP.

Supplemental Retirement Plan (SERP)

Under a change in control, no termination of the SERP shall directly or indirectly deprive any current or former participant or surviving spouse of all or any portion of the SERP benefit which has commenced prior to the effective date of such change in control. None of the triggering events would impact the vested balance of a named executive officer’s benefit under the SERP.

Supplemental Non-Qualified Pension Plan (SNQPP)

Upon a change in control where Univest is not the surviving company, the SNQPP is not automatically terminated and the obligations under the SNQPP become the obligations of the surviving company. Upon a change in control or death of the covered employee prior to their retirement date, the covered employee, or employee’s designated beneficiary is entitled to a lump sum benefit equal to the present value of his accrued balance using the ten-year Treasury yield. The “accrued balance” is the projected lump sum of the employee’s retirement benefit payable upon the employee’s attainment of age 65. Upon early-retirement, which is obtainable at the age of sixty, the employee is entitled to the accrual balance payable over fifteen years, adjusted annually thereafter by a percentage of the change in the Consumer Price Index (CPI). Upon termination of employment due to disability, the employee is entitled to the accrual balance payable, commencing at age 65, provided that the amount of the retirement benefit shall be based on the accrual balance on the date of termination due to disability, increased by an interest factor equal to the interest factor used in determining the accrual balance. If an employee terminated due to disability, and a change of control occurs prior to this employee reaching the age of 65, the employee is entitled to a lump sum benefit equal to the present value of his accrued balance using the ten-year Treasury yield. The SNQPP contains a non-compete clause under which payments will be forfeited by those covered retirees and employees who compete with Univest. If the employee is terminated for a reason other than death, retirement, early-retirement, disability, or a change in control, the benefits under the SNQPP are forfeited by the employee. The only named executive officers who are participants in the SNQPP are William S. Aichele, Wallace H. Bieler and K. Leon Moyer. If at December 31, 2006, if any one of these participant’s employment was terminated for a reason other than death, retirement, early-retirement, disability, or a change in control, the benefits shown in the Pension Benefits table would be forfeited. If a change in control had occurred at December 31, 2006, these participants would benefit from a lump sum payment equal to their present value of accumulated benefit, in the Pension Benefits table above, plus the following amounts: for William S. Aichele, $514 thousand; for Wallace H. Bieler, $290 thousand; and for K. Leon Moyer, $415 thousand.

DIRECTOR COMPENSATION

The following table illustrates compensation received by non-employee directors and alternate directors not covered in the Summary Compensation Table for the year ended December 31, 2006:

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned or			Non-equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total

	($)(a)	($)	($)	($)	($)(b)	($)	($)

Marvin A. Anders	$35,150	$-0-	$-0-	$-0-	$-0-	$-0-	$35,150
James L. Bergey	30,800	-0-	-0-	-0-	-0-	-0-	30,800
R. Lee Delp	27,200	-0-	-0-	-0-	-0-	-0-	27,200
Charles H. Hoeflich	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Norman L. Keller	22,550	-0-	-0-	-0-	-0-	-0-	22,550
Thomas K. Leidy	32,850	-0-	-0-	-0-	-0-	-0-	32,850
H. Ray Mininger	20,150	-0-	-0-	-0-	-0-	-0-	20,150
Merrill S. Moyer	37,700	-0-	-0-	-0-	-0-	-0-	37,700
P. Gregory Shelly	23,250	-0-	-0-	-0-	9,446	-0-	32,696
John U. Young	23,700	-0-	-0-	-0-	6,766	-0-	30,466
William G. Morral	23,150	-0-	-0-	-0-	4,008	-0-	27,158
Mark A. Schlosser	18,800	-0-	-0-	-0-	-0-	-0-	18,800
Margaret K. Zook	19,350	-0-	-0-	-0-	4,195	-0-	23,545

(a)	Includes annual retainer fees, Board meeting fees and other committee fees as described in the Compensation Discussion and Analysis under the heading “Director Compensation.”

(b)	The accumulated values under the Corporation’s Director Fee Deferral Plan, as described in the Compensation Discussion and Analysis under the heading “Director Compensation,” at December 31, 2006 were as follows: for P. Gregory Shelly, $150 thousand; for John U. Young, $107 thousand; for William G. Morral, $181 thousand; and for Margaret K. Zook, $65 thousand. There are no pension benefits listed in this table.

RELATED PARTY TRANSACTIONS

During 2006, some of the directors and executive officers, including their immediate family members and affiliated organizations, had lending relationships and other banking transactions with us as customers of Univest’s banking subsidiary, Univest National Bank and Trust Co. In management’s opinion, these transactions were made in the ordinary course of business and on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for other comparable transactions with other nonaffiliated persons; they did not involve more than normal collection risk and do not present other unfavorable features. It is anticipated that similar transactions will occur in the future.

These transactions were made in compliance with applicable law, including Section 13(k) of the Securities and Exchange Act of 1934 and Federal Reserve Board Regulation O. As of December 31, 2006, loans to executive officers, directors, and their affiliates represented 23.5% of total shareholders’ equity in Univest Corporation.

In addition to these banking transactions and lending relationships, some directors and their affiliated entities provide services or otherwise do business with Univest and its affiliated entities; all such transactions are handled in the ordinary course of business and are reviewed by the Audit Committee on a quarterly bases, at which time transactions with directors are monitored to verify their independent status as a director. During 2006, the Corporation and its subsidiaries paid $764 thousand to H. Mininger & Son, Inc. for building expansion projects which were in the normal course of business on substantially the same terms as available from others. H. Ray Mininger, a non-independent Director of the Corporation, is President of H. Mininger & Son, Inc.

UNIVEST CORPORATION OF PENNSYLVANIA
BOARD COMPENSATION COMMITTEE

The Compensation Committee of the Board (“Committee”) for the fiscal year ended December 31, 2006 was comprised of five independent members appointed by the Board: James L. Bergey, R. Lee Delp, Charles H. Hoeflich, Thomas K. Leidy, and Merrill S. Moyer.

The Committee’s responsibilities include reviewing and approving corporate goals and objectives, including financial performance and shareholder return, relevant to approving the annual compensation of the Corporation’s CEO, executive officers, and other key management personnel through consultation with management and the Corporation’s independent professional compensation consultants. Recommendations are made to the Board with respect to overall incentive-based compensation plans, including equity based plans, which includes a review of the Corporation’s management development and succession plans. In addition, the Committee will review and recommend changes to the annual retainer and committee fee structure for non-employee directors on the Board. The committee’s charter is available at the Corporation’s website on the internet: www.univest.net in the “INVESTORS” section under Governance Documents.

Management’s role in the compensation process includes: evaluating employee performance; establishing corporate goals and objectives; and recommending the salary levels and option awards for all employees other than the top three named-executive officers. The Committee may retain an outside consultant to assist in the evaluation of any individual executive compensation, incentive programs, or any other matter deemed appropriate by the committee and to provide for the appropriate funding of such consulting or advisory firm.

COMPENSATION COMMITTEE REPORT

The Compensation Committee (Committee) met five (5) times in 2006. The Committee has reviewed and discussed the Compensation Discussion and Analysis for the year-ended December 31, 2006 with the Corporation’s management.

Based on the Committee’s review and discussions noted above, the Committee recommended to the Board that the Corporation’s Compensation Discussion and Analysis be incorporated into the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission, and be included in this proxy statement on Schedule 14A, for filing with the Securities and Exchange Commission.

UNIVEST COMPENSATION COMMITTEE:

James L. Bergey
R. Lee Delp
Charles H. Hoeflich, Chairman
Thomas K. Leidy
Merrill S. Moyer

CORPORATE GOVERNANCE DISCLOSURE

CODE OF CONDUCT

The Corporation has adopted a Code of Conduct for all directors and a Code of Conduct for all officers and employees including the CEO and senior financial officers. It is the responsibility of every Univest director, officer and employee to maintain a commitment to high standards of ethical conduct and to avoid any potential conflicts of interest. The Codes are designed not only to promote clear and objective standards for compliance with laws and accurate financial reporting — they also contain an accountability mechanism that ensures consistent enforcement of the codes and protection for persons reporting questionable behavior, including a fair process for determining possible violations. The Codes of Conduct are available on our website at www.univest.net in the “INVESTORS” section under Governance Documents.

Any waiver of the Codes of Conduct for directors or executive officers must be approved by the Board or a committee of the Board and disclosed on Form 8-K within two days. Any waivers would also be posted on our website within two business days. The waiver reporting requirement process was established in 2003, and there have been no waivers.

NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee met one (1) time during the fiscal year ending December 31, 2006. All members of the Committee are independent as defined by the listing standard rules of NASDAQ Stock Market and the SEC Regulations. The primary purpose of the Committee is to identify individuals for nomination as members of the Board and Board committees as appropriate for the Corporation to discharge its duties and operate in an effective manner to further enhance shareholder value. The nominating committee charter, re-approved November 25, 2005 is available for shareholder review on the internet at www.univest.net in the “INVESTORS” section under Governance Documents, or by requesting a copy in writing from the secretary of the Corporation. Members of the Committee are: James L. Bergey, R. Lee Delp, Charles H. Hoeflich, Thomas K. Leidy, and Merrill S. Moyer.

The committee recommended to the Board the slate of nominees included in this proxy statement for election to the Board of Directors at the annual meeting of shareholders.

Univest has three Alternate Directors who are elected annually by the Corporation’s shareholders and serve for one-year terms. The Alternate Director position provides an avenue for the Corporation to nurture future directors that the Board of Directors has determined would qualify as a nominee for the Board of Directors. These alternate directors, by attending board meetings on a regular basis without a vote, stay informed of the activities and condition of the Corporation and stay abreast of general industry trends and any statutory or regulatory developments. The pace of change in today’s financial industry makes it imperative that the Corporation maintain a fully informed Board.

The Nominating and Governance Committee is responsible for identifying and evaluating individuals qualified to become Board members and to recommend such individuals to the Board for nomination. In fulfilling its responsibilities to select qualified and appropriate director candidates, the Committee will seek to balance the existing skill sets of current board members with the need for other diverse skills and qualities that will complement the Corporation’s strategic vision. All candidates must possess an unquestionable commitment to high ethical standards and have a demonstrated reputation for integrity. Other facts to be considered include an individual’s business experience, education, civic and community activities, knowledge and experience with respect to the issues impacting the financial services industry and public companies, as well as the ability of the individual to devote the necessary time to service as a Director. A majority of the Directors on the Board must meet the criteria for “independence” established by the NASDAQ Stock Market, and the Committee will consider any conflicts of interest that might impair that independence.

All nominees will be evaluated in the same manner, regardless of whether they are recommended by the Nominating and Governance Committee or recommended by a shareholder.

Shareholder Nominations

Article II, Section 17 of the Corporation’s Bylaws governs the process of nominations for election to the Board of Directors. Nominations made by Shareholders entitled to vote for the election of Directors shall be made by notice, in writing, delivered or mailed by registered return receipt mail, postage prepaid, to the Secretary of the Corporation, not less than fifty (50) days prior to any meeting of the Shareholders called for the election of Directors provided, however, that if less than twenty-one (21) days notice of the meeting is given Shareholders, such a nomination shall be delivered or mailed to the Secretary of the Corporation not later than the close of business on the seventh (7th) day following the date on which the notice of the meeting was mailed to the Shareholders.

Such notification shall contain the following information to the extent known to the shareholder intending to nominate any candidate for election to the Board of Directors:

a.	The name, ages and resident addresses of each of the proposed nominees;

b.	The principal occupation or employment and business address of each proposed nominee; and

c.	The total number of shares of the Corporation that, to the knowledge of the notifying Shareholders, will be voted for each of the proposed nominees;

d.	The name and resident address of the notifying Shareholder;

e.	The number of shares owned by the notifying Shareholder.

The nomination for a Director who has not previously served as a Director shall be made from among the then serving Alternate Directors. Nomination for Alternate Directors shall be made in the same manner as Directors and in accordance with the then applicable provisions of the bylaws for such nominations. Any nomination for Director or Alternate Director made by a Shareholder that is not made in accordance herewith may be disregarded by the Nominating Committee of the Board, if there be one, or, if not, by the Secretary of the meeting, and the votes cast for such nominee may be disregarded by the judges of election.

PROPOSALS

Proposal 1 —	Election of Directors

The election of three Class II directors each for a three-year term expiring in 2010 and until their successor is elected and qualified.

The nominees for Class II Director are:	James L. Bergey Charles H. Hoeflich John U. Young

The Board of Directors recommends a vote for Proposal 1.

Proposal 2 —	Election of Alternate Directors

The election of three alternate directors each for a one-year term expiring in 2008 and until their successor is elected and qualified.

The nominees for Alternate Directors are:	Margaret K. Zook William G. Morral Mark A. Schlosser

The Board of Directors recommends a vote for Proposal 2.

SHAREHOLDER PROPOSALS

Proposals by shareholders which are intended to be presented at the Corporation’s 2008 Annual Meeting must be received by the Corporation no later than December 11, 2007, to be eligible for inclusion in the Proxy Statement and proxy relating to that meeting.

According to the bylaws of the Corporation, a proposal for action to be presented by any shareholder at an annual or special meeting of shareholders shall be out of order unless specifically described in the Corporation’s notice to all shareholders of the meeting and the matters to be acted upon thereat or unless the proposal shall have been submitted in writing to the Chairman and received at the principal executive offices of the Corporation at least 120 days prior to the date of such meeting, and such proposal is, under law, an appropriate subject for shareholder action.

OTHER BUSINESS

The Board and Management do not intend to present to the meeting any business other than as stated above. They know of no other business which may be presented to the meeting. If any matter other than those included in this proxy statement is presented to the meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

SHAREHOLDERS ARE URGED TO VOTE. Please take a moment now to cast your vote over the Internet or by telephone in accordance with the instructions set forth on the enclosed proxy card, or alternatively, to complete, sign, and date the enclosed proxy, solicited on behalf of the Board of Directors, and return it at once in the postage-paid envelope we have provided. The proxy does not affect the right to vote in person at the meeting and may be revoked prior to the call for a vote.

By Order of the Board of Directors

Souderton, Pennsylvania
WILLIAM S. AICHELE
Chairman
March 9, 2007
WALLACE H. BIELER
Secretary

UNIVEST
CORPORATION OF PENNSYLVANIA
14 North Main Street, P.O. Box 64197, Souderton, Pennsylvania, 18964
REVOCABLE PROXY
ANNUAL MEETING OF SHAREHOLDERS — APRIL 10, 2007
The annual Meeting of Shareholders of Univest Corporation of Pennsylvania will be held on Tuesday, April 10, 2007, at the Univest Building, 14 North Main Street, Souderton, Pennsylvania, at 10:45 a.m.
IF YOU ARE CHOOSING TO VOTE BY MAIL, PLEASE COMPLETE, SIGN, AND DATE YOUR PROXY AND VOTING INSTRUCTION CARD, DETACH IT, AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE.
UNIVEST’S DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1 and 2.

1.	Election of Three Class II Directors		☐ For	☐ Withheld
	1 – James L. Bergey	2 – Charles H. Hoeflich	3 – John U. Young
FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

2.	Election of Three Alternate Directors		☐ For	☐ Withheld
	4 – Margaret K. Zook	5 – William G. Morral, CPA	6 – Mark A. Schlosser

FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
OF UNIVEST CORPORATION OF PENNSYLVANIA
FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 10, 2007.
The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 9, 2007, hereby appoints Wallace H. Bieler, Secretary, proxy to represent the undersigned and to vote all of the shares of the Common Stock of Univest Corporation of Pennsylvania, (the “Corporation”) that the undersigned would be entitled to vote if personally present at the 2007 Annual Meeting of Shareholders of the Corporation, or any adjournment thereof, as directed on the reverse side and in their discretion on such other matters as may properly come before the meeting or any adjournment thereof.
This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 10, 2007.
The shares represented by this proxy will be voted as directed on the reverse side hereof. If no direction is given, however, the shares represented by this proxy will be voted FOR the election of the nominees for Director (those nominees are James L. Bergey, Charles H. Hoeflich and John U. Young), FOR the election of the nominees for Alternate Director (those nominees Margaret K. Zook, William G. Morral, CPA, and Mark A. Schlosser.)

Signature:

Signature:

Date:

cut here
YOUR VOTE IS IMPORTANT
VOTE TODAY IN ONE OF THREE WAYS:
1.	VOTE BY TELEPHONE: After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple prompts. Your vote will be confirmed and cast as directed.

Call toll-free in the U.S. or Canada at 1-866-626-4508 on a touch-tone telephone
OR
2.	VOTE BY INTERNET:

Log-on to www.votestock.com Enter your control number printed below Vote your proxy by checking the appropriate boxes Click on “Accept Vote”
OR
3.	VOTE BY MAIL: If you do not wish to vote by telephone or over the internet, please complete, sign, date and return the above proxy card in the pre-paid envelope provided.

YOUR CONTROL NUMBER IS:

You may vote by telephone or Internet 24 hours a day, 7 days a week.
Your telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.